EXHIBIT NO. 99.(j) 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” and “Appendix N — Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information of MFS Core Equity Fund, MFS Low Volatility Equity Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Technology Fund and MFS Value Fund, each a series of MFS Series Trust I, in Post-Effective Amendment No. 77 to the Registration Statement (Form N-1A, No. 33-7638).

We also consent to the incorporation by reference, in such Statement of Additional Information of our reports, dated October 17, 2016, with respect to the financial statements and financial highlights of MFS Core Equity Fund, MFS Low Volatility Equity Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Technology Fund and MFS Value Fund, included in the Annual Reports to Shareholders for the fiscal year ended August 31, 2016.

ERNST & YOUNG LLP
/s/ Ernst & Young LLP

Boston, Massachusetts
December 27, 2016